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                                                    Registration No. 333-
                                                                     -----------


    As Filed with the Securities and Exchange Commission on April 27, 2001
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------


                        STANLEY FURNITURE COMPANY, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                       54-1272589
(State of incorporation)                             (I.R.S. Employer
                                                    Identification No.)

           1641 Fairystone Park Highway, Stanleytown, Virginia 24168 (Address of principal executive offices, including zip code)


                        STANLEY FURNITURE COMPANY, INC.
                             SCHEFFER OPTION GRANT
                           (Full title of the plan)


                              Albert L. Prillaman
                        Stanley Furniture Company, Inc.
           1641 Fairystone Park Highway, Stanleytown, Virginia 24168
                                (540) 627-2000
          (Name, address, and telephone number of agent for service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

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     Title of            Amount       Proposed        Proposed     Amount of
  Securities to           to be        Maximum         Maximum   Registration
  be Registered         Registered    Offering        Aggregate       Fee
                                      Price per        Offering
                                        Share           Price

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Common Stock,           100,000      $27.60(1)        $2,760,000      $690.00
par value               shares
$.02

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     /(1)/Estimated solely for purposes of calculating registration fee.
Based on the average of the high and low prices of the Common Stock on the NASDAQ on April 25, 2001.

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PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

     The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

     (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) All reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year covered by the annual report referred to in (a) above, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (c) The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on October 27, 1992 (File No. 0-14938) as amended by Form 8-A/A filed November 7, 1996;

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

     Article SIXTH of the Certificate of Incorporation of the Company and
Section 3 of Article VIII of the By-laws of the Company provide that the Company will, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     As authorized by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), each director and officer of the Company may be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best

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interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     The Certificate of Incorporation of the Company provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 8.   Exhibits
          --------

     See Index to Exhibits.

Item 9.   Undertakings
          ------------

     The undersigned registrant hereby undertakes:

     (a)  (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
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the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability

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under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stanleytown, Virginia on April 25, 2001.

                                             STANLEY FURNITURE COMPANY, INC.



                                             By: /s/ Albert L. Prillaman
                                                ---------------------------
                                                 Albert L. Prillaman,
                                                 Chairman and
                                                 Chief Executive Officer


                               POWER OF ATTORNEY

     Know All Men By These Presents that each individual whose signature appears below constitutes and appoints Albert L. Prillaman and Douglas I. Payne, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 25, 2001 by the following persons in the respective capacities indicated opposite their names.

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          Signature                               Title

    s/Albert L. Prillaman           Chairman and Chief
    ----------------------------    Chief Executive Officer, and Director
    Albert L. Prillaman             (Principal Executive Officer)


    s/Douglas I. Payne              Executive Vice President - Finance
    ----------------------------    & Administration and Secretary
    Douglas I. Payne                (Principal Financial and Accounting
                                    Officer)



    s/Robert G. Culp, III           Director
    ----------------------------
    Robert G. Culp, III



    s/David V. Harkins              Director
    ----------------------------
    David V. Harkins

    s/Edward J. Mack                Director
    ----------------------------
    Edward J. Mack

    s/T. Scott McIlhenny, Jr.       Director
    ----------------------------
    T. Scott McIlhenny, Jr.

                                    Director
    ----------------------------
    Thomas L. Millner

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                               Index to Exhibits
                               -----------------

(4) (a) The Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 1998)

     (b) The Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, No. 33-7300)

     (c) Amendment adopted March 21, 1988 to the By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-K (Commission File No. 0-14938) for the year ended December 31, 1987)

     (d) Amendments adopted February 8, 1993 to the By-Laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, No. 33-57432)

(5)  Opinion of McGuire Woods LLP

(23) (a)  Consent of PricewaterhouseCoopers LLP.

     (b)  Consent of McGuire Woods LLP (included in the opinion filed as Exhibit
          5)

(24) Power of attorney (see signature page)

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